FOR IMMEDIATE RELEASE

CONTACT: STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THIRD FISCAL QUARTER ENDED JUNE 30, 2005

Philadelphia, PA August 8, 2005 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported income from continuing operations of $3.5 million and $5.4 million for the third fiscal quarter and nine months ended June 30, 2005 as compared to a net loss from continuing operations of $854,000 and $220,000 for the third fiscal quarter and nine months ended June 30, 2004, an increase of $4.4 million and $5.6 million, respectively. Net income from continuing operations per common share-diluted was $0.19 and $0.28 per common share for the third fiscal quarter and nine months ended June 30, 2005 as compared to a net loss from continuing operations per common shared-diluted of $0.05 and $0.01 per common share for the third fiscal quarter and nine months ended June 30, 2004, an increase of $0.24 and $0.29, respectively. The Company's effective tax rate this quarter was 46% due to the spin off of Atlas America, Inc. The Company anticipates that its tax rate will decrease in future quarters.

Net income was $1.6 million and $17.6 million for the third fiscal quarter and nine months ended June 30, 2005 as compared to $2.8 million and $12.4 million for the third fiscal quarter and nine months ended June 30, 2004, a decrease of $1.2 million and an increase of $5.3 million, respectively.  Net income per common share-diluted was $0.09 and $0.93 per common share for the third fiscal quarter and nine months ended June 30, 2005 as compared to net income per common share-diluted of $0.15 and $0.68 per common share for the third fiscal quarter and nine months ended June 30, 2004, respectively.  Net income is after discontinued operations which includes results from Atlas America, Inc. (Nasdaq: ATLS), the Company’s former 80% owned subsidiary that was spun-off at June 30, 2005.  In addition, discontinued operations includes charges incurred in connection with the spin-off and a write-down related to an agreement entered into to sell one of the Company’s real estate investments.  The Company expects to receive approximately $20.0 million from the sale of this asset.
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Earnings (loss) from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) were $8.2 million for the third fiscal quarter ended June 30, 2005 as compared to $281,000 for the third fiscal quarter ended June 30, 2004, an increase of $7.9 million. The following reconciles EBITDA to our income (loss) from continuing operations for the third fiscal quarter ended June 30, 2005 and 2004 (in thousands):

	Three Months Ended
	June 30,
	2005	2004
Income (loss) from continuing operations	$3,522	$(854)
Plus:
Interest expense	863	832
Provision (recovery) for income taxes	2,955	(439)
Depreciation and amortization	820	742
EBITDA from continuing operations	$8,160	$281

Management of the Company believes that EBITDA from continuing operations provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements. EBITDA is a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. This measure is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. It is also a financial measurement that, with certain negotiated adjustments, is reported to the Company’s banks to establish conformance with its financial covenants under its current credit facilities. EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, equipment finance, and real estate sectors. At June 30, 2005, the Company managed approximately $5.7 billion of assets in these sectors as follows:

  Fnancial fund management     $ 4.9 billion
  Equipment finance           $ 0.3 billion
  Real estate                $ 0.5 billion
For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the Third Fiscal Quarter Ended June 30, 2005 and Recent Developments

All segments participated in this growth as follows:

CORPORATE:

®
On June 30, 2005, the Company completed the spin-off of Atlas America, Inc. The Company distributed to its stockholders 0.59367 shares of common stock of ATLS for each outstanding share of the Company’s common stock owned as of the record date of June 24, 2005. The distribution was structured as tax-free to the Company’s stockholders (other than with respect to any cash received in lieu of fractional shares).

®	The Company increased its managed assets to $5.7 billion at June 30, 2005 from $2.7 billion (113%) at June 30, 2004.

®	The Company increased its revenues to $19.4 million in the third fiscal quarter ended June 30, 2005, an increase of 169% as compared to the quarter ended June 30, 2004.

®	The Company had cash and cash equivalents of $42.9 million at June 30, 2005 as compared to $30.9 million at September 30, 2004. Both cash balances exclude ATLS cash.

®	Total stockholders’ equity was $190.7 million at June 30, 2005 which reflects the spin-off of ATLS as compared to $257.9 million at September 30, 2004.

FINANCIAL FUND MANAGEMENT:

®	The Company’s financial fund management division increased its managed assets to $4.9 billion at June 30, 2005 from $2.1 billion (135%) at June 30, 2004.

®	Financial fund management revenues increased to $4.8 million in the third fiscal quarter ended June 30, 2005, an increase of $3.9 million (399%) from the quarter ended June 30, 2004.

®
Trapeza, the Company’s fund manager that invests in and manages trust preferred securities of bank and bank holding companies, increased its assets under management to $2.6 billion as of June 30, 2005, an increase of $571.2 million from June 30, 2004.

®
Ischus Capital Management, LLC (“Ischus”), the Company’s fund manager that invests in and manages Asset-Backed Securities (“ABS”), increased its assets under management to $2.1 billion as of June 30, 2005, an increase of $1.9 billion from June 30, 2004.

®	In July 2005, Ischus closed Ischus CDO II, Ltd., a collateralized debt obligation (“CDO”) secured by $400.0 million of ABS. Ischus will manage this vehicle on behalf of Resource Capital Corp. (“RCC”).

®
Apidos Capital Management, LCC (“Apidos”), the Company’s fund manager that invests in and manages syndicated bank loans, increased its assets under management to $189.0 million as of June 30, 2005. Apidos was formed in January 2005.

®	In August 2005, Apidos closed Apidos CDO I, Ltd., a CDO secured by $350.0 million of syndicated bank loans. Apidos will manage this vehicle on behalf of RCC.

EQUIPMENT FINANCE:

®
LEAF Financial Corporation (“LEAF”), the Company’s equipment finance fund manager, increased its assets under management to $290.7 million as of June 30, 2005, an increase of $151.8 million (109%) from June 30, 2004.

®	LEAF’s revenues increased to $3.5 million in the third fiscal quarter ended June 30, 2005, an increase of $2.2 million (163%) from the quarter ended June 30, 2004.

®	LEAF and Merrill Lynch have entered into a new agreement through which LEAF will originate and service lease transactions on behalf of Municipal Tax-Exempt Trust LEAF 2005, funded by Merrill Lynch.

REAL ESTATE:

®
Resource Real Estate Holdings, Inc. (“RRE”), the Company’s fund manager that invests in and manages real estate assets, increased assets under management to $481.6 million as of June 30, 2005, an increase of $43.0 million (9.8%) from June 30, 2004.

®	RRE revenues increased to $11.1 million in the third fiscal quarter ended June 30, 2005 an increase of $6.2 million (126%) from the quarter ended June 30, 2004.

®	Refinanced a mortgage in which the Company has a 50% equity interest recognizing a gain of $4.2 million and cash of $13.6 million.

®
Resource Real Estate Investors II private offering closed on July 15, 2005 raising $14.2 million. From October 1, 2004 through August 6, 2005, RRE has raised over $25.0 million of equity for investments in real estate which it will acquire and manage.

®
On July 29, 2005, the Company definitively agreed to sell its interest in the Alex Brown building to ACP Mid-Atlantic LLC. In connection with the sale, the Company expects to receive approximately $20.0 million in cash and assumption by the buyer of $65.0 million in debt. Based on the agreement, a writedown of $5.0 million net of tax was charged to discontinued operations in the third fiscal quarter ended June 30, 2005.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets and consolidated statements of income. Such information is unaudited except for the balance sheet at September 30, 2004.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	September 30,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,883	$69,099
Investments in equipment finance	54,899	24,177
Accounts receivable	9,861	26,903
Receivables from related parties	5,522	976
Prepaid expenses and other current assets	5,445	3,755
Assets held for sale	104,781	102,963
Total current assets	223,391	227,873

Investments in real estate	47,410	47,119
Investment in Resource Capital Corp.	15,000	−
Investments in Trapeza entities	9,616	8,483
Investments in financial fund management entities	13,172	1,065
Property and equipment, net	58,468	374,192
Other assets, net	17,114	29,504
Goodwill	−	37,470
	$384,171	$725,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$700	$6,151
Secured revolving credit facilities - equipment finance	45,625	8,487
Accounts payable	10,656	25,413
Liabilities associated with assets held for sale	76,953	65,300
Accrued liabilities and other current liabilities	16,490	38,679
Liabilities associated with drilling contracts	−	29,375
Total current liabilities	150,424	173,405

Long-term debt	28,469	114,696

Deferred revenue and other liabilities	4,723	9,263
Deferred income taxes	−	19,677
Minority interest − financial fund management entities	9,880	−
Minority interests - energy	−	150,750
Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock $1.00 par value: 1,000,000 authorized shares; none outstanding	-	-
Common stock, $.01 par value: 49,000,000 authorized shares	260	255
Additional paid-in capital	254,414	247,865
Less treasury stock, at cost	(77,428)	(77,667)
Less ESOP loan receivable	(493)	(1,127)
Accumulated other comprehensive income (loss)	1,995	(1,575)
Retained earnings	11,927	90,164
Total stockholders’ equity	190,675	257,915
	$384,171	$725,706

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
REVENUES
Real estate	$11,104	$4,921	$20,008	$13,575
Equipment finance	3,481	1,326	9,190	4,191
Financial fund management(1)	4,828	968	10,908	4,046
	19,413	7,215	40,106	21,812
COSTS AND EXPENSES
Real estate	4,242	2,207	11,014	7,641
Equipment finance	2,467	1,975	6,976	5,627
Financial fund management	2,263	689	4,720	1,300
General and administrative	1,879	3,840	5,514	7,403
Start-up costs − Resource Capital Corp.	309	−	1,132	−
Depreciation and amortization	820	742	2,133	1,758
Provision (recovery) for possible losses	(12)	182	150	582
	11,968	9,635	31,639	24,311
OPERATING INCOME (LOSS)	7,445	(2,420)	8,467	(2,499)

OTHER INCOME (EXPENSE)
Interest expense	(863)	(832)	(2,167)	(4,405)
Minority interest in financial fund management entities	(415)	−	(1,158)	−
Other income, net	310	1,959	3,788	6,571
	(968)	1,127	463	2,166
Income (loss) from continuing operations before taxes	6,477	(1,293)	8,930	(333)
Provision (benefit) for income taxes	2,955	(439)	3,572	(113)
Income (loss) from continuing operations	3,522	(854)	5,358	(220)
Income (loss) from discontinued operations, net of tax	(1,912)	3,700	12,281	12,571
Net income	$1,610	$2,846	$17,639	$12,351

Basic earnings (loss) per common share:
From continuing operations	$0.20	$(0.05)	$0.30	$(0.01)
Discontinued operations	(0.11)	0.21	0.70	0.72
Net income	$0.09	$0.16	$1.00	$0.71
Weighted average shares outstanding	17,716	17,452	17,582	17,393

Diluted earnings (loss) per common share:
From continuing operations	$0.19	$(0.05)	$0.28	$(0.01)
Discontinued operations	(0.10)	0.20	0.65	0.69
Net income	$0.09	$0.15	$0.93	$0.68
Weighted average shares outstanding	18,926	18,599	18,819	18,189

Dividends declared per common share	$0.05	$0.03	$0.15	$0.10
(1)
Includes $1.4 million and $1.8 million of revenues related to Resource Capital Corp. for the three months ended June 30, 2005 and for the period from March 8, 2005 (inception) through June 30, 2005, respectively.